Exhibit 99.1

OMNIVISION REVISES SECOND QUARTER FISCAL 2012 REVENUES GUIDANCE

Announces a $100 million stock buyback program

SANTA CLARA, Calif., — November 7, 2011 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today revised its revenues outlook for the fiscal second quarter, which ended on October 31, 2011.

The company currently projects net revenues for the second quarter of fiscal 2012 to be in the range of $212 million to $217 million. This compares to the revenues forecast of $255 million to $275 million announced on August 25, 2011. This revised outlook reflects an unexpected cutback in orders for certain key projects that are currently in production. This has reduced the unit sales of OmniBSI™ and OmniPixel3-HS™ based products. The company expects the business environment to remain volatile, especially in consumer-oriented product markets. As such, the company is expecting a more cautionary outlook for its third fiscal quarter.

Separately, towards the end of the second fiscal quarter, the company started to ship in very limited quantities the OV8830, the company’s 8-megapixel OmniBSI-2™ based product. The company will continue to promote this product to key customers, and successful engagement in new projects may in the longer term provide growth opportunities.

Stock buy-back

OmniVision today announced that its Board of Directors authorized a program to repurchase up to $100 million of the company’s outstanding common stock, effective immediately. The exact amount, method and timing of any purchases under the stock repurchase program will be subject to market conditions, legal requirements, management’s judgment, as well as other factors. The program does not obligate the company to acquire any particular amount of stock and purchases under the program may be commenced or suspended at any time, or from time to time, without prior notice. The company noted that the stock repurchase program may be modified, extended, or terminated by the Board of Directors at any time.

“We are disappointed by the recent demand falloff that has impacted our second quarter revenues. However we believe our stock represents an attractive investment for OmniVision and its investors and that this action attests to our strong confidence in the long-term strength and viability of the company, its technology and its broad market and product portfolios. We also believe that the stock repurchase program is in the best interest of our stockholders and demonstrates our commitment to increase stockholder value,” said Shaw Hong, Chief Executive Officer of OmniVision Technologies, Inc.

OmniVision acknowledges that its anticipated results are preliminary, based on the best information currently available and subject to completion of the financial statements and its quarter-end financial results. OmniVision will not be providing additional financial guidance for its fiscal second quarter at this time, and no conference call will be held in conjunction with this business update. The company anticipates reporting its fiscal second quarter financial results on Tuesday, November 29, 2011. Details of the conference call will be provided at a later date.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our expectations regarding revenues for the three months ended October 31, 2011, our business outlook for our third fiscal quarter, our expectations regarding the business environment, our planned promotion of certain products and our prospects for longer-term growth are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the potential loss of or a reduction in orders from one or more key customers or distributors; our ability to maintain and increase sales to current key customers and end-users of our products; our ability to timely complete the product development cycle for new sensors; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; the impact of general economic conditions; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and personal computers, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Contact Information

Investor Relations:

Mary McGowan

OmniVision Technologies, Inc.

Ph: 408.653.3263